UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                 )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Sport Supply Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 27, 2008
Dear Stockholders:
          You are invited to attend a special meeting of stockholders of Sport Supply Group, Inc., which will be held at The Omni Dallas Hotel at Park West, 1590 LBJ Freeway, Dallas, Texas 75234, on Thursday, July 10, 2008, at 10:00 a.m., Central Time.
          At this special meeting, you will be asked to consider and vote upon a proposal to approve the Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan. The Board of Directors unanimously recommends a vote FOR this proposal.
          It is important that your shares be represented and voted at the special meeting regardless of the size of your holdings. Whether or not you plan to attend the special meeting, it is important that you ensure your representation by either voting your shares electronically on the Internet or on the telephone by following the instructions on the accompanying proxy card, or complete, sign, date and return the accompanying proxy card in the postage-paid envelope provided. If you attend the special meeting, you may revoke your proxy and vote in person if you wish.
          I look forward to greeting those of you who will be able to attend the special meeting.

Sincerely,

Adam Blumenfeld
Chairman of the Board and Chief Executive Officer

Notice of Special Meeting of Stockholders
to be held Thursday, July 10, 2008

To our Stockholders:
          A special meeting of stockholders of Sport Supply Group, Inc., a Delaware corporation (the “Company”), will be held at The Omni Dallas Hotel at Park West, 1590 LBJ Freeway, Dallas, Texas 75234, on Thursday, July 10, 2008, at 10:00 a.m., Central Time, for the following purpose:
1.	To consider and vote upon a proposal to approve the Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan.
          Only stockholders of record of the Company’s common stock (NASDAQ: RBI) at the close of business on Tuesday, May 20, 2008, are entitled to notice of and to vote at the special meeting or any and all postponements or adjournments thereof.
          Only stockholders of record may attend the special meeting. If your shares are registered in your name, you should bring a form of identification to the meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Cameras, recording devices, and other electronic devices will not be permitted at the special meeting.

By Order of the Board of Directors,

Terrence M. Babilla
President, Chief Operating Officer, General Counsel and Secretary

Farmers Branch, Texas
May 27, 2008
IMPORTANT
          Your vote is important. Whether or not you plan to attend the special meeting, it is important that you ensure your representation by either voting your shares electronically on the Internet or on the telephone by following the instructions on the accompanying proxy card, or complete, sign, date and return the accompanying proxy card in the postage-paid envelope provided. If you attend the special meeting, you may revoke your proxy and vote in person if you wish.

SPORT SUPPLY GROUP, INC.
1901 Diplomat Drive
Farmers Branch, Texas 75234

PROXY STATEMENT
for
SPECIAL MEETING
to be held on
Thursday, July 10, 2008

          This Proxy Statement (first made available to stockholders on or about May 27, 2008) is being furnished to holders of common stock, par value $0.01 per share (“Common Stock”), of Sport Supply Group, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at a special meeting of stockholders (the “Special Meeting”) to be held for the purpose described in this Proxy Statement. This Proxy Statement is accompanied by a form of proxy for use at the Special Meeting.
          At the Special Meeting, the Company’s stockholders will be asked:
1.	To consider and vote upon a proposal to approve the Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan (the “Amended and Restated Plan”).
Date, Time and Place of Meeting
          The Special Meeting will be held on Thursday, July 10, 2008, at 10:00 a.m., Central Time, at The Omni Dallas Hotel at Park West, 1590 LBJ Freeway, Dallas, Texas 75234.
Record Date; Shares Outstanding and Entitled to Vote
          Only holders of record of Common Stock at the close of business on May 20, 2008 (the “Record Date”) are entitled to notice of, and will be entitled to vote at, the Special Meeting. Each share of Common Stock entitles the holder to cast one vote per share. At the close of business on the Record Date, there were 12,362,060 shares of Common Stock outstanding and entitled to vote.
Voting and Revocation of Proxies
          The proxy conferred by the proxy card accompanying this Proxy Statement is solicited on behalf of the Board for use at the Special Meeting. Stockholders of record may vote their shares electronically on the Internet or on the telephone by following the instructions on the accompanying proxy card. Stockholders may also vote their shares by completing, signing, dating and returning the accompanying proxy card in the postage-paid envelope provided. In addition, stockholders may appear and vote their shares in person at the Special Meeting.
          All proxies properly submitted, and that are not revoked, will be voted at the Special Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR the proposal described in this Proxy Statement.

          A stockholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by (i) delivering to Broadridge Financial Solutions, Inc. a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same shares prior to the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy). You should send any written notice or new proxy card to Sport Supply Group, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. You may also submit a new proxy electronically on the Internet or on the telephone by following the instructions on the accompanying proxy card.
          If you hold your shares through a bank or broker, follow the voting instructions on the form you receive from your bank or broker.
          Your vote is important. Whether or not you plan to attend the Special Meeting, it is important that you ensure your representation by either voting your shares electronically on the Internet or on the telephone by following the instructions on the accompanying proxy card, or complete, sign, date and return the accompanying proxy card in the postage-paid envelope provided. If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish.
          The Board does not presently intend to bring any business before the Special Meeting other than the proposal discussed in this Proxy Statement and specified in the Notice of the Special Meeting.
Quorum; Broker Non-Votes; Vote Required
          The presence of a quorum, a majority of the outstanding shares of the Company’s Common Stock entitled to vote, is required for the transaction of business at the Special Meeting. Both abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a person holds shares through a broker, bank or other nominee and (i) such person does not provide voting instructions to the broker, bank or other nominee and (ii) applicable stock exchange rules require such broker, bank or other nominee to have received voting instructions from the beneficial owner to vote on such proposal. Shares represented by broker non-votes on a matter submitted to stockholders are not considered present and entitled to vote on that matter. Approval of the Amended and Restated Plan will require the affirmative vote of a majority of the shares present and entitled to vote. Consequently, broker non-votes will have no effect, but abstentions will have the effect of a vote against such matter.
          If a quorum is not obtained, it is expected that the Special Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for any proxies that theretofore have been effectively revoked or withdrawn.
Dissenters’ Rights
          The Company was formed as a corporation under the laws of the State of Delaware, including the General Corporation Law of the State of Delaware. Under those laws, dissenters’ rights are not available to stockholders with respect to the matter to be voted on at the Special Meeting.
Solicitation of Proxies and Expenses
          The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit proxies from stockholders by telephone, letter, email, facsimile or in person. The Company will provide brokers, custodians, nominees and other record holders with copies of the proxy and other soliciting materials for forwarding to persons for whom they hold shares of Common Stock. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.
Electronic Availability of Proxy Statement
          As permitted under the Securities and Exchange Commission’s (the “SEC”) new rules regarding the internet availability of proxy materials, the Company is making this proxy statement available to its stockholders electronically on the Internet. The Company is sending a Notice of Internet Availability of Proxy Materials to its stockholders of record as of the Record Date on or about May 27, 2008, which Notice will include (i) instructions on how to access the Company’s proxy materials electronically, (ii) the date, time and location of the Special Meeting, (iii) a description of the matter intended to be acted upon at the Special Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or email copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and (vii) information about attending the Special Meeting and voting in person.

ITEM 1
Approval of the Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan
          The Sport Supply Group, Inc. 2007 Stock Option Plan (formerly the Collegiate Pacific Inc. 2007 Stock Option Plan) (the “2007 Plan”) was originally approved by the stockholders of the Company on December 15, 2006. Currently, the maximum number of shares of Common Stock, covered by the 2007 Plan is 500,000 shares. As of May 20, 2008, 52,500 shares were available for future awards under the 2007 Plan and 447,500 shares were the subject of outstanding options under the 2007 Plan. Presently, the exercise prices for outstanding stock options under the 2007 Plan range from $9.56 to $9.75.
          On May 22, 2008, the Board unanimously approved and adopted an amendment and restatement of the 2007 Plan (the “Amended and Restated Plan”), subject to the receipt of stockholder approval. Among other things, the Amended and Restated Plan, as proposed, (i) increases the number of shares of Common Stock available for awards, (ii) provides for the grant of restricted stock awards, (iii) provides for awards based upon certain performance criteria, including awards intended to constitute “performance-based compensation” (within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)), and (iv) changes the name of the 2007 Plan to the “Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan.”
Reasons for the Proposal
          The Board has determined that, in order to give the Company the ability to attract and retain the executive and key employee talent necessary for the Company’s continued growth and success, the number of shares of Common Stock reserved and available for issuance under the Amended and Restated Plan, from the inception of the 2007 Plan, will be increased by 1,500,000 to a total of 2,000,000 shares. The 2007 Plan, as currently in effect, requires the Board to obtain stockholder approval to increase the aggregate number of shares (other than pursuant to the 2007 Plan’s adjustment provision) that may be issued under the plan. See “Summary of the Amended and Restated Plan — Other Provisions — Amendment and Termination” and “Summary of the Amended and Restated Plan — Shares Subject to the Amended and Restated Plan.” If the Amended and Restated Plan is approved, the 1,500,000 additional shares will be immediately available for future awards (including the contemplated awards described in the “Amended and Restated Plan Benefits Table” section of this Proxy Statement, the grant of which awards is contingent upon stockholder approval of the Amended and Restated Plan) and the maximum number of shares reserved and available for issuance under the Amended and Restated Plan from the inception of the 2007 Plan will increase from 500,000 to 2,000,000. While the Board is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivation and performance benefits that are achieved from making such awards.
          The 2007 Plan presently provides for the granting of incentive stock options and nonqualified stock options. The Board has determined that additional flexibility is needed with respect to the types of awards that may be granted under the 2007 Plan in order to appropriately motivate employees and other service providers who participate in the 2007 Plan. Approval of the Amended and Restated Plan will make Restricted Stock Awards an available compensatory vehicle that may be granted under the Amended and Restated Plan.
          In addition, the Board has determined that the 2007 Plan should be amended to (i) provide that the compensation committee of the Board (the “Compensation Committee”) may require the satisfaction of certain performance standards before awards are granted or before such awards vest and (ii) ensure the deductibility of certain performance-based awards intended to qualify as “performance-based compensation” (within the meaning of section 162(m) of the Code). Under section 162(m) of the Code, the federal income tax deductibility of compensation paid to the Company’s chief executive officer and the three other most highly compensated officers (other than the Company’s principal financial officer) (“Covered Employees”) determined pursuant to the executive compensation disclosure rules under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, the Company may deduct compensation paid to its Covered Employees if such compensation qualifies as “performance-based compensation.” Please see “Federal Tax Consequences — Tax Code Limitations on Deductibility” for a complete discussion of the rules associated with the deduction of such “performance-based compensation” under section 162(m) of the Code.
          In addition to certain other requirements, in order for awards under the Amended and Restated Plan to constitute “performance-based compensation,” the material terms of the Amended and Restated Plan must be disclosed to and approved by the Company’s stockholders before the compensation is paid. Under the section 162(m) regulations, the material terms of the Amended and Restated Plan are (i) the maximum amount of compensation that may be paid to a participant who is a Covered Employee under the Amended and Restated Plan in any fiscal year, (ii) the employees eligible to receive compensation under the Amended and Restated Plan, and (iii) the business criteria on which the performance goals are based. The Company intends that certain performance awards to Covered Employees made under the Amended and Restated Plan qualify for exemption from the deduction limitations of section 162(m) of the Code. Accordingly, the Company is requesting that stockholders approve the material terms of the Amended and Restated Plan. See “Summary of the Amended and Restated Plan — Awards — Performance and Annual Incentive Awards.”
          The Amended and Restated Plan also incorporates certain clarifying and other changes to the 2007 Plan, including but not limited to conforming the definition of “Change of Control” in the Amended and Restated Plan to the definition used in the Company’s Executive Officer Change in Control Agreements.
Summary of the Amended and Restated Plan
          The following is a summary of the Amended and Restated Plan but does not purport to be a complete description of all the provisions thereof. This summary is qualified in its entirety by reference to the Amended and Restated Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated in its entirety herein by reference.
Purposes of the Amended and Restated Plan
          The purposes of the Amended and Restated Plan are to (i) promote the long-term financial interests and growth of the Company, (ii) motivate directors, employees and consultants of the Company by providing growth-oriented incentives, and (iii) further the alignment of interests of directors, employees and consultants with those of the stockholders of the Company. The Company intends to achieve the Amended and Restated Plan’s purpose by primarily providing grants of (i) options intended to qualify as incentive stock options under U.S. federal income tax laws (“ISOs”), (ii) options that do not constitute incentive stock options (“Nonqualified Options” and, together with ISOs, “Options”), (iii) restricted stock awards (“Restricted Stock”), (iv) annual incentive awards for a specified fiscal year (“Annual Incentive Awards”), (v) awards, the grant, vesting, exercise and/or settlement of which may be based on specified performance criteria (“Performance Awards”), or (vi) any combination of such awards (collectively referred to as “Awards”). See “Summary of the Amended and Restated Plan — Shares Subject to the Amended and Restated Plan.” If specified in an applicable Award agreement or otherwise with respect to an Award, certain Awards may be settled in cash instead of Common Stock.

          The Amended and Restated Plan, in part, is intended to qualify under the provisions of section 422 of the Code. See “Federal Tax Consequences.” The Amended and Restated Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
Administration of the Amended and Restated Plan
          The Board has appointed the Compensation Committee to administer the Amended and Restated Plan pursuant to its terms and all applicable state, federal or other rules or laws. Unless limited otherwise by the Amended and Restated Plan, Rule 16b-3 of the Exchange Act, or any provisions of the Code, the Compensation Committee has broad discretion to administer the Amended and Restated Plan, interpret its provisions, prescribe rules and regulations relating to the Amended and Restated Plan, determine recipients of Awards and the terms of their Award agreements, and execute all other responsibilities permitted or required under the Amended and Restated Plan.
Persons Who May Participate in the Amended and Restated Plan
          Any employee, director or consultant who provides services to the Company (an “Eligible Person”) and who is designated by the Compensation Committee to receive an Award under the Amended and Restated Plan will be a “Participant.” Any individual granted an Award that remains outstanding under the Amended and Restated Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the Amended and Restated Plan. The Company currently has four non-employee directors, five executive officers, 803 other employees and one consultant who are eligible to participate in the Amended and Restated Plan.
          A Participant in the Amended and Restated Plan will be eligible to receive an Award pursuant to the terms of the Amended and Restated Plan and subject to any limitations imposed by appropriate action of the Compensation Committee. No Award may be granted if the Award relates to a number of shares of Common Stock that exceeds the number of shares that remains available under the Amended and Restated Plan minus the number of shares issuable in settlement of or relating to outstanding Awards. In any calendar year, during any part of which the Amended and Restated Plan is in effect, a Covered Employee may not be granted (i) Awards (other than Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Common Stock) relating to more than 200,000 shares of Common Stock, subject to adjustment in a manner consistent with other provisions of the Amended and Restated Plan and (ii) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Common Stock, having a value determined on the date of grant in excess of $1,000,000.
          With respect to a grant of ISOs, a Participant must be an employee of the Company, or of a parent or subsidiary of the Company, at the time the ISO is granted and, immediately before the time the ISO is granted, the Participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company, or any parent or subsidiary of the Company, unless at the time the ISO is granted, the exercise price of the ISO is at least 110% of the fair market value of the Common Stock subject to the ISO and the ISO, by its terms, is not exercisable until after the expiration of five years from the date of grant.
Shares Subject to the Amended and Restated Plan
          The maximum aggregate number of shares of Common Stock that may be issued pursuant to any and all Awards under the 2007 Plan is currently 500,000 shares. If the Amended and Restated Plan as proposed by the Board is adopted, the maximum aggregate number of shares of Common Stock in respect of which Awards may be granted under the plan, from the inception of the 2007 Plan, will increase by 1,500,000 to 2,000,000 shares, subject to adjustment due to recapitalization or reorganization as provided under the Amended and Restated Plan.
          Shares shall be deemed to have been issued under the Amended and Restated Plan only to the extent actually issued and delivered pursuant to an Award. If an Award expires or is canceled, forfeited, settled in cash or otherwise terminated without an issuance of shares to the Participant, any shares of Common Stock subject to such Award (including any shares withheld or delivered to satisfy the exercise price or taxes associated with an Award) shall again be available for the grant of an Award under the Amended and Restated Plan, except to the extent limited by applicable law. Subject to certain limitations set forth in the Amended and Restated Plan, Common Stock to be offered under the Amended and Restated Plan may be authorized but unissued shares or shares that have been reacquired by the Company.
Awards
          Stock Options. The Compensation Committee may award Options to Eligible Persons under the terms of the Amended and Restated Plan. An Option represents the right to purchase a share of Common Stock at a predetermined exercise price. Options granted under the Amended and Restated Plan may be in the form of ISOs (only to employees of the Company, or a parent or subsidiary of the Company) or Nonqualified Options, as determined in the discretion of the Compensation Committee. The terms of each Option, including the number of shares, exercise price, vesting period, and expiration date (which may not be more than ten years from the date of grant), will be set forth in an Option agreement. The exercise price of each Option may vary; provided that the exercise price of an Option must not be less than the greater of (a) the par value per share of Common Stock or (b) 100% of the fair market value per share of the Common Stock on the date of grant of the Option. Options may be exercised as the Compensation Committee determines (including the method and form of payment of the exercise price, which, in the discretion of the Compensation Committee, may be paid in cash, in shares of Common Stock otherwise deliverable upon exercise of the Option, or in shares of Common Stock already owned by the Participant), but not later than the Option’s expiration date, which will be the date set forth in the applicable Option agreement as the expiration date or, if earlier, the Participant’s termination of employment). Under certain conditions, as determined by the Compensation Committee, an Option may be exercised for a period of time after a Participant’s termination of employment (e.g., retirement, death, disability), but not later than the expiration date of the Option.
          ISOs will not be granted under the Amended and Restated Plan more than ten years after the earlier of the adoption of the Amended and Restated Plan or the approval of the Amended and Restated Plan by the Company’s stockholders. Any ISO that fails to comply with section 422 of the Code for any reason will result in the reclassification of the Option as a Nonqualified Option, which will be exercisable as such.
          Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. Except as otherwise provided under the terms of the Amended and Restated Plan or an Award agreement, the holder of a Restricted Stock Award may have rights as a stockholder, including the right to vote the Common Stock subject to the Restricted Stock Award or to receive dividends on the Common Stock subject to the Restricted Stock Award. Unless otherwise determined by the Compensation Committee, Common Stock distributed to a holder of a Restricted Stock Award in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Common Stock or other property has been distributed. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

          Performance and Annual Incentive Awards. The Compensation Committee may designate that certain Awards granted under the Amended and Restated Plan constitute Performance Awards or may grant separate Annual Incentive Awards that may be settled in cash, shares of Common Stock or other Awards. A Performance Award is any Award the grant, exercise or settlement of which is subject to one or more performance standards. If a Performance Award or an Annual Incentive Award is granted to a person designated by the Compensation Committee, at the time of grant of the Award, as likely to be a Covered Employee (within the meaning of section 162(m) of the Code and the regulations thereunder, including Treasury Regulation section 1.162-27 and successor regulations thereto) for the specified year, such Award may be designed to constitute “performance-based compensation” under section 162(m) of the Code. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return criteria) shall be used by the Compensation Committee in establishing performance goals: (i) earnings per share; (ii) increase in earnings; (iii) revenues, (iv) increase in revenues; (v) increase in cash flow; (vi) increase in cash flow return; (vii) return on net assets; (viii) return on assets; (ix) return on investment; (x) return on capital; (xi) return on equity; (xii) economic value added; (xiii) operating margin; (xiv) contribution margin; (xv) net income before taxes; (xvi) net income after taxes; (xvii) pretax earnings; (xviii) pretax earnings before interest, depreciation and amortization; (xix) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xx) total stockholder return; (xxi) debt reduction; (xxii) market share; (xxiii) change in the fair market value of the Common Stock; (xxiv) selling, general and administrative expenses (SG&A) as a percentage of net income or revenues; and (xxv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.
Other Provisions
          Tax Withholding. To satisfy a Participant’s minimum statutory tax withholding with respect to an Award, the Company has the right to deduct any taxes required by law to be withheld and to require any payments from the Participant required to enable it to satisfy its withholding obligations.
          Subdivision, Consolidation or Recapitalization. In the event of a subdivision or consolidation of shares of Common Stock or the payment of stock dividends on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock subject to an Award theretofore granted will be proportionately increased or decreased, as applicable, and the purchase price, if any, shall be proportionately decreased or increased, as applicable. In the event of a recapitalization, reclassification, or other change in the Company’s capital structure, the number and class of shares of Common Stock subject to an Award previously granted shall be adjusted so that it covers the number and class of shares of stock and securities that the Participant would be entitled to if the Participant was a holder of record of the number of shares of Common Stock subject to the Award immediately prior to such change. In the event of other changes in the outstanding Common Stock, the Compensation Committee may make adjustments at its discretion as to the number and price of shares of Common Stock or other consideration subject to the Award.
          Change of Control. In the event of a Change of Control, all outstanding Awards shall become fully vested. A “Change of Control” for purposes of the Amended and Restated Plan will have occurred if:
•	any person or related group of persons directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing 40% or more of the total voting power of the Company entitled to vote generally in the election of directors, and during any two consecutive year period, individuals who were members of the Board at the beginning of such period (or whose election or nomination to the Board was approved by a majority of the then current directors and directors whose election or nomination was previously so approved) cease to constitute a majority of the Board;

•	any person or related group of persons directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing 50% or more of the total voting power of the Company entitled to vote generally in the election of directors; or

•	a merger or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, other than a merger, consolidation or sale (i) effected solely to change the Company’s jurisdiction of incorporation and that results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of Common Stock or (ii) that (a) does not result in any reclassification, conversion, exchange or cancellation of outstanding Company shares (except if such reclassification, conversion, exchange or cancellation is solely for shares of publicly traded common stock) and (b) results in holders of 50% or more of the total voting power of the Company immediately prior to such transaction holding more than 50% of the total voting power of the continuing or surviving company immediately after the transaction.
In the event a Change of Control is triggered by a merger or consolidation of the Company with or into another company pursuant to which shares of Common Stock of the Company are converted into the right to receive cash, then in such event each outstanding Option not otherwise exercised prior to the effective time of such merger will become exchangeable after the effective time of such merger only for the excess, if any, of the per share merger consideration paid in such merger over the per share exercise price of the Option. In the event a Change of Control is triggered by a merger or consolidation of the Company with or into another company pursuant to which shares of Common Stock of the Company are converted into the right to receive any securities and/or property, then in such event each outstanding Option not otherwise exercised prior to the effective time of such merger will become exercisable after the effective time of such merger only for such securities and/or property into which shares of Common Stock of the Company would have been converted if such Option had been exercised immediately prior to the effective time of such merger.
          Amendment and Termination. The Board may amend, alter or discontinue the Amended and Restated Plan at any time; provided that no amendment will be made to the Amended and Restated Plan without stockholder approval if stockholder approval of such amendment is required by law or if such amendment would:
•	increase the maximum aggregate number of shares (other than pursuant to the Amended and Restated Plan’s adjustment provisions) that may be issued or deemed to be issued under the Amended and Restated Plan;

•	extend the term of the Amended and Restated Plan;

•	reduce the price at which Options may be granted below the fair market value of the Common Stock; or

•	change the class of individuals eligible to receive Awards under the Amended and Restated Plan.
In addition, no change to the Amended and Restated Plan may be made that would impair the rights of any Participant with respect to a previously granted Award without his or her consent.

          Transferability of Awards. An Award may not be transferred other than (i) by will or the laws of descent and distribution, (ii) pursuant to a “qualified domestic relations order” (within the meaning of the Code or Title I of ERISA), or (iii) with the written consent of the Compensation Committee. Notwithstanding the foregoing, ISOs are transferable only by will or the laws of descent and distribution.
Federal Tax Consequences
          The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the Amended and Restated Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the Amended and Restated Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.
          ISOs and Nonqualified Stock Options. A Participant will not recognize any income upon the grant of a Nonqualified Option. Upon the exercise of a Nonqualified Option, a Participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received over (ii) the exercise price paid therefor. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the cash exercise of a Nonqualified Option that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Federal Tax Consequences — Tax Code Limitations on Deductibility,” the Company or any of its subsidiaries, as applicable, will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
          Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.
          Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
          Generally, the Company will not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion under “Federal Tax Consequences — Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.
          Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonqualified Option or ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonqualified Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonqualified Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise that equals the number of shares of previously held Common Stock surrendered therefor in satisfaction of the Nonqualified Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonqualified Option or ISO exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.
          The Amended and Restated Plan allows the Compensation Committee to permit the transfer of Awards in limited circumstances. See “Summary of the Amended and Restated Plan — Other Provisions — Transferability of Awards.” For income and gift tax purposes, certain transfers of Nonqualified Options generally should be treated as completed gifts, subject to gift taxation.
          The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonqualified Options (other than in the context of divorce). However, the IRS has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If Nonqualified Options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
          In addition, if a participant transfers a vested Nonqualified Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonqualified Option at the time of the gift. The value of the Nonqualified Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonqualified Option and the illiquidity of the Nonqualified Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $12,000 per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deduction rules. The gifted Nonqualified Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
          This favorable tax treatment for vested Nonqualified Options has not been extended to unvested Nonqualified Options. Whether such consequences apply to unvested Nonqualified Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
          Restricted Stock Awards; Cash Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. In general, a Participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a Restricted Stock Award in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock when (i) the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under section 83(b) of the Code or (ii) the Common Stock is received, in cases where a Participant makes a valid election under section 83(b) of the Code.
          A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Common Stock or cash received. Dividends that are received by a Participant prior to the time that the Common Stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Common Stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.
          Subject to the discussion immediately below, the Company or any of its subsidiaries will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
          Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by the Company or any of its subsidiaries, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
          The ability of the Company or any of its subsidiaries to obtain a deduction for future payments under the Amended and Restated Plan could also be limited by the golden parachute payment rules of section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
          Finally, the ability of the Company or any of its subsidiaries to obtain a deduction for amounts paid under the Amended and Restated Plan could be limited by section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to the Covered Employees of a publicly traded corporation to $1,000,000 with respect to any such Covered Employee during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Compensation Committee. Performance Awards intended to comply with section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of Common Stock that exceed a specified limitation or, alternatively, if the Performance Awards may result in compensation, for a Covered Employee, in a given period that exceeds a specified limitation. If the Amended and Restated Plan is approved at the Special Meeting, a Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive Performance Awards relating to more than 200,000 shares of Common Stock or, with respect to Awards not related to shares of Common Stock, $1,000,000, in any given year. Although the Amended and Restated Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Company may determine that it is in its best interests not to satisfy the requirements for the exception. See “Summary of the Amended and Restated Plan — Awards — Performance and Annual Incentive Awards.”

Amended and Restated Plan Benefits Table
          The following table sets forth all currently contemplated Awards under the Amended and Restated Plan. Any future awards under the Amended and Restated Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

Name and Position	Dollar Value ($)

Adam Blumenfeld	$675,000
Chief Executive Officer and Chairman of the Board
William R. Estill	—
Former Chief Financial Officer
Terrence M. Babilla	$581,000
President, Chief Operating Officer, General Counsel and Secretary
Tevis Martin	$112,500
Executive Vice President, U.S. Operations
Kurt Hagen	$112,500
Executive Vice President, Sales & Marketing
Michael J. Blumenfeld	—
Former Chief Executive Officer
All Executive Officers as a Group	$1,687,250
Non-Executive Director Group	$60,000
Non-Executive Officer Employee Group	—
          If the Amended and Restated Plan is approved, the Compensation Committee will award long-term incentive awards to the individuals listed above in an amount equal to the respective dollar values listed above. Seventy-percent of such long-term incentives will be in the form of Options to purchase shares of Common Stock and thirty-percent of such long-term incentives will be in the form of Restricted Stock Awards, each subject to a vesting schedule that will be specified in the applicable Award agreement. The exercise price of the Options to be awarded will be set on the grant date. In addition, if the Amended and Restated Plan is approved, each non-executive director of the Company (other than Mr. William M. Lockhart who joined the Board on April 25, 2008 and who is not expected to accept compensation in connection with his service on the Board) will receive a fiscal 2009 annual long-term incentive award in the form of restricted stock with a value of approximately $20,000.
Equity Compensation Plan Information
          The following table provides certain information, as of June 30, 2007, about the Company’s Common Stock that may be issued upon the exercise of Options under the 2007 Plan and the Amended and Restated 1998 Collegiate Pacific Inc. Stock Option Plan, which are the only existing equity compensation plans of the Company.

(c)
Number of Securities
	(a)	(b)	Remaining Available
	Number of	Weighted	for Future Issuance
	Securities to be	Average Exercise	Under Equity
	Issued Upon Exercise of	Price of Outstanding	Compensation Plans
	Outstanding Options	Options,	(Excluding Securities
	Warrants, Awards	Warrants and	Reflected in
Plan Category	and Rights (1)	Rights (2)	Column (a))
Equity Compensation Plans Approved by Securityholders	977,950	$9.00	46,550

Equity Compensation Plans Not Approved by Securityholders	—	—	—

Total	977,950	$9.00	46,550

(1)	These amounts do not include any outstanding options granted under the Company’s equity compensation plans during fiscal 2008. Please refer to the discussion under “Compensation Discussion and Analysis” for information on options granted to the Named Executive Officers in fiscal 2008.

(2)	These amounts represent the weighted average exercise price for the total number of outstanding options.
          If the Amended and Restated Plan submitted to stockholders is not approved by the stockholders at the Special Meeting, the Amended and Restated Plan will not be adopted and no Awards, including the contemplated Awards described in the Amended and Restated Plan Benefits Table above, will be granted thereunder.
          The Board recommends a vote “FOR” approval of the Amended and Restated Plan. Because the proposed Amended and Restated Plan will increase the number of shares of Common Stock that may be issued to directors and executive officers of the Company pursuant to Awards granted thereunder and provides for the grant of additional types of Awards (namely, Restricted Stock Awards, Performance Awards and Annual Incentive Awards) to such directors and executive officers, each of the directors and executive officers has an interest in, and may benefit from, the adoption of the Amended and Restated Plan.

Fiscal 2007 Executive Compensation
          This section sets forth certain information pertaining to the compensation of the Chief Executive Officer, the former Chief Financial Officer who served as such during fiscal 2007, the Company’s three most highly compensated executive officers other than the Chief Executive Officer and the former Chief Financial Officer during the fiscal year ended June 30, 2007, and the Company’s former Chief Executive Officer, Michael J. Blumenfeld, who served in such capacity until November 13, 2006 (the “Named Executive Officers”).
Compensation Discussion and Analysis
          The Company’s last completed fiscal year was fiscal 2007, which ran from July 1, 2006 through June 30, 2007. Therefore, the focus of this “Compensation Discussion and Analysis” is on fiscal 2007 executive compensation. However, compensation decisions and actions regarding executive compensation taken after June 30, 2007 are also discussed herein as they are expected to affect a reader’s understanding of the Company’s current compensation programs and policies.
Executive Compensation Philosophy and Program Objectives
          The Company bases its executive compensation philosophy on the same principles that guide the Company in establishing all of its compensation programs. In particular, the objectives of the Company’s compensation programs are:
•	To attract, retain and motivate highly-talented individuals at all levels of the organization;

•	To reflect the value of each individual’s job in the marketplace and to remain competitive with the pay of other premier employers who compete with the Company for talent; and

•	To provide long-term equity-based compensation to foster the long-term focus required for the Company’s success, thereby further aligning the interests of the Company’s executives and other employees with those of its stockholders.
          These objectives are designed to reward (i) past individual performance and contributions to the Company’s performance, (ii) level and scope of job responsibility and experience, and (iii) ability to influence the Company’s future performance.
          Elements of Compensation. The Company’s compensation program consists of annual compensation in the form of salary and bonus and long-term equity incentive compensation. The Compensation Committee views cash as a key element of overall compensation and considers base salary and merit increases thereto annually based on Company and individual performance for the previous fiscal year and market conditions. Consistent with this view, cash bonuses for the Named Executive Officers are also considered annually and are designed to reward each executive’s individual performance, as well as contributions to Company performance, during the previous fiscal year. Finally, the Named Executive Officers are each also eligible to receive annual equity grants. Equity awards are intended to retain and motivate such executives, while simultaneously linking their interests to enhancing stockholder value. The size of such equity awards are generally based on an evaluation of the size and value of past awards to an individual, the individual’s performance and level and scope of responsibility within the organization.
          Methodology and Compensation Consultant Engagement. With respect to fiscal 2007 compensation for the Company’s Named Executive Officers, the Compensation Committee considered various factors to determine an individual’s compensation level, including the individual’s level of responsibility within the organization, the individual’s prior experience, and the Compensation Committee’s judgment as to the individual’s performance and ability to shape the Company’s overall performance. The Compensation Committee did not apply formulas or assign these factors relative weights, but instead, exercised judgment and discretion in making a subjective determination after considering all such factors collectively. In fiscal 2007, a benchmarking study of the compensation of the Named Executive Officers against the compensation of similarly situated executives at other companies was not conducted.
          Following the conclusion of fiscal 2007, the Compensation Committee retained Mercer (US) Inc. (“Mercer”) to provide information, analyses and advice regarding executive compensation, as described below. The Mercer consultant who performs these services reports directly to the Chairman of the Compensation Committee.
          The Compensation Committee has established procedures that it considers adequate to ensure that Mercer’s advice to the Compensation Committee remains objective is not influenced by the Company’s management. These procedures include a direct reporting relationship of the Mercer consultant to the Compensation Committee; a provision in the Compensation Committee’s engagement letter with Mercer specifying the information, data and recommendations that can and cannot be shared with management; an annual update to the Compensation Committee on Mercer’s financial relationship with the Company, including a summary of any work performed for the Company during the preceding 12 months; and written assurances from Mercer that, within the Mercer organization, the Mercer consultant who performs services for the Company has a reporting relationship and compensation determined separately from Mercer’s other lines of business and from any other work that it may provide for the Company.
          During the course of its engagement, Mercer has:
•	evaluated the competitive positioning of the Company’s Named Executive Officers’ base salaries, annual incentive and long-term incentive compensation relative to its broader industry;

•	advised the Compensation Committee on the Chief Executive Officer and other Named Executive Officer target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•	provided ongoing advice as needed on the design of Company’s annual and long-term incentive plans;

•	briefed the Compensation Committee on executive compensation trends among the Company’s peers and broader industry;

•	advised the Compensation Committee with regard to executive share ownership guidelines; and

•	advised the Compensation Committee with regard to market best practices related to change in control agreements.
          In the course of conducting its activities, Mercer attended meetings of the Compensation Committee by telephone and presented its findings and recommendations for discussion. With the consent of the Chairman of the Compensation Committee, Mercer has, from time to time, consulted the Company’s executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Compensation Committee that the executive officers also receive. All decisions with respect to determining the actual amount or form of executive compensation under the Company’s executive compensation programs are ultimately made by the Compensation Committee and may reflect factors and considerations other than the information and advice provided by Mercer.
          Specifically, with respect to setting fiscal 2008 compensation for the Named Executive Officers, Mercer was requested to assist with a review of the Company’s executive compensation program to ensure that the compensation of the Company’s executives was reasonable and appropriate relative to the median compensation of similarly situated executives at other companies and was consistent with general market practices and trends and with the Company’s compensation objectives. To that end, and due to the difficulties associated with determining a broad enough peer group of companies within the Company’s industry due in large part to the Company’s acquisition of several of its peers in recent years, Mercer presented the Compensation Committee with general industry survey data for companies with revenues similar to that of the Company, as opposed to custom peer group compensation data. Competitive data sources included published survey data from Mercer, including the 2006 Mercer Long-Term Incentive and Equity Survey, and other survey sources. Following such review, in August 2007, the Compensation Committee approved fiscal 2008 compensation packages for each of the Company’s continuing Named Executive Officers as discussed in greater detail below.
          With respect to setting upcoming fiscal 2009 compensation for the Named Executive Officers, Mercer was re-engaged to conduct a detailed review of the Company’s existing executive pay program and provide recommendations for improvement of the program where necessary. The Compensation Committee’s general objective as part of such review was to adopt compensation packages for the Company’s executive officers that targeted market median. In connection with such engagement, Mercer collected total direct compensation data (including base salary, target short-term incentive opportunity, target total cash, long-term incentive value, total direct compensation and perquisites) from the following sources for companies across all industries that generate revenues similar to those of the Company’s revenues, and presented such data to the Compensation Committee: (i) Mercer’s Proxy Compensation Database, its proprietary database that houses compensation data for the top five executives of public companies disclosed in public filings; (ii) the 2007 Mercer Americas Executive Remuneration Database; and (iii) Mercer’s long-term incentive interpolation tool, which uses grant data gathered in the 2007 survey cycles from all Mercer U.S. surveys to develop long-term incentive values as a percentage of base salary. Following such review, in April 2008, the Compensation Committee approved fiscal 2009 compensation packages for each of the Company’s continuing Named Executive Officers as discussed in greater detail below.
          Compensation Approval Process and Chief Executive Officer Involvement. Pursuant to its charter, the Compensation Committee is responsible for reviewing and approving, on behalf of the Board, the compensation of the Company’s executive officers and senior executives. In addition to engaging a compensation consultant as discussed above, the Compensation Committee regularly seeks the opinions and recommendations of the Company’s Chairman of the Board and Chief Executive Officer with respect to the compensation of the Company’s executives other than himself. For example, in connection with the fiscal 2008 compensation review led by Mercer and discussed above, Mr. Adam Blumenfeld provided the Compensation Committee with input as to what were, in his opinion, the significant accomplishments of the management team as a whole and of individual executives during fiscal 2007, as well as his recommendations as to appropriate salary, bonus and long-term incentive compensation levels for such executives going forward. Mr. Blumenfeld performed a similar advisory role with respect to the fiscal 2009 compensation review led by Mercer as well. Mr. Blumenfeld may attend Compensation Committee meetings in connection with this advisory role. With respect to the compensation of Mr. Blumenfeld, the Compensation Committee independently reviews and makes decisions regarding such compensation.

Fiscal 2007 Compensation of the Named Executive Officers
          During fiscal 2007, the compensation of the Company’s Named Executive Officers consisted solely of annual base salary and bonus compensation, each as discussed in greater detail below. The Named Executive Officers were not awarded any long-term incentives during fiscal 2007.
          Mr. Adam Blumenfeld. Mr. Adam Blumenfeld served as the Company’s President until being appointed Chief Executive Officer in November 2006. In addition, since July 1, 2007, Mr. Blumenfeld has served as the Company’s Chairman of the Board. The primary elements of Mr. Blumenfeld’s fiscal 2007 compensation were a base salary of $375,000 and a cash bonus of $100,000.
          In connection with his appointment as Chief Executive Officer in November 2006, the Compensation Committee determined to maintain Mr. Blumenfeld’s base salary at $375,000. Mr. Blumenfeld’s fiscal 2007 cash bonus was awarded in two parts, each of $50,000, and each on a discretionary basis rather than pursuant to a formal bonus plan with pre-established performance targets. The first half was awarded upon consideration of Mr. Blumenfeld’s contributions toward successfully completing the Company’s acquisition (the “SSG Sub Acquisition”) of the balance of the outstanding shares of the company formerly known as Sport Supply Group, Inc. (“Old SSG”). The second half was awarded upon consideration of (i) Mr. Blumenfeld’s contributions toward the successful integration and realization of synergies in connection with the SSG Sub Acquisition, (ii) his role in leading the Company toward several fiscal 2007 financial successes, including improvements in sales, gross margin, earnings per share and in the Company’s balance sheet, and (iii) his contributions toward various other Company achievements during fiscal 2007, including the Company’s implementation and compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the migration of a large portion of the Company’s catalog application onto the SAP ERP system, and the motivation and sustainment of the morale of the Company’s employee base despite a fiscal year of significant organizational change.
          Mr. William R. Estill. Mr. Estill served as the Company’s Chief Financial Officer during fiscal 2007 before retiring from the Company on September 30, 2007. The primary elements of Mr. Estill’s fiscal 2007 compensation were a base salary of $245,000 and a cash bonus of $50,000.
          The Compensation Committee did not approve an increase in Mr. Estill’s base salary during fiscal 2007. Mr. Estill’s fiscal 2007 cash bonus was awarded on a discretionary basis rather than pursuant to a formal bonus plan with pre-established performance targets upon consideration of Mr. Estill’s contributions toward successfully completing the SSG Sub Acquisition.
          In addition, in August 2007, and in connection with his anticipated retirement from the Company on September 30, 2007, the Compensation Committee approved a $50,000 lump sum cash severance payment for Mr. Estill, less applicable taxes and other withholding. The Compensation Committee approved such payment upon consideration of Mr. Estill’s dedicated service to the Company since July 1999 as Chief Financial Officer.
          Mr. Terrence M. Babilla. Mr. Babilla has served as the Company’s President since November 13, 2006, and as its Chief Operating Officer, General Counsel and Secretary since July 1, 2007. The primary elements of Mr. Babilla’s fiscal 2007 compensation were a base salary of $350,000 and a cash bonus of $75,000.
          In connection with his appointment as President in November 2006, the Compensation Committee determined to award Mr. Babilla a base salary of $350,000 upon consideration of the level of responsibility Mr. Babilla was assuming with the Company at the time and upon review of the amount of salary that had been awarded to the Company’s prior President, Mr. Adam Blumenfeld, of $375,000. Mr. Babilla’s fiscal 2007 cash bonus was awarded by the Compensation Committee on a discretionary basis rather than pursuant to a formal bonus plan with pre-established performance targets upon consideration of (i) his contributions toward the successful integration and realization of synergies in connection with the SSG Sub Acquisition, (ii) his significant contributions toward the Company’s cost containment initiatives and related role with respect to the Company’s achievement of its fiscal 2007 financial successes, (iii) his contributions toward various other Company achievements during fiscal 2007, including the Company’s implementation and compliance with Section 404 of Sarbanes-Oxley and the migration of a large portion of the Company’s catalog application onto the SAP ERP system, and (iv) that he was willing and able to successfully assume the roles of Chief Operating Officer, General Counsel and Secretary of the Company following the conclusion of the fiscal 2007 year.
          Mr. Tevis Martin. Mr. Martin serves as the Company’s Executive Vice President, U.S. Operations. The primary elements of Mr. Martin’s fiscal 2007 compensation were a base salary of $180,775 and a cash bonus of $10,000.
          The Compensation Committee awarded Mr. Martin a merit increase during fiscal 2007 of $5,775, bringing his base salary from $175,000 for fiscal 2006 to $180,775 for fiscal 2007. Mr. Martin’s merit increase was determined primarily upon consideration of the extraordinary amount of hard work and dedication to the Company exhibited by him during fiscal 2006. Mr. Martin’s fiscal 2007 cash bonus was awarded by the Compensation Committee on a discretionary basis rather than pursuant to a formal bonus plan with pre-established performance targets upon consideration of (i) his contributions toward the successful integration and realization of synergies in connection with the SSG Sub Acquisition, particularly with respect to the Company’s Road Sales Group, (ii) the fiscal 2007 earnings performance of the Company’s Road Sales Group, (iii) his commitment toward his job and related ability to motivate and maintain the morale of the employees that report to him, and (iv) his contributions toward the Company’s implementation and compliance with Section 404 of Sarbanes-Oxley.
          Mr. Kurt Hagen. Mr. Hagen serves as the Company’s Executive Vice President, Sales & Marketing. The primary elements of Mr. Hagen’s fiscal 2007 compensation were a base salary of $200,000 and a cash bonus of $25,000.
          The Compensation Committee did not approve an increase in Mr. Hagen’s base salary during fiscal 2007. Mr. Hagen’s fiscal 2007 cash bonus was awarded on a discretionary basis rather than pursuant to a formal bonus plan with pre-established performance targets upon consideration of (i) his contributions toward the successful integration and realization of synergies in connection with the SSG Sub Acquisition, particularly with respect to the Company’s Catalog Group, (ii) the fiscal 2007 earnings performance of the Company’s Catalog Group, (iii) his ability to motivate and maintain the morale of the employees that report to him, (iv) his contributions toward various other Company achievements during fiscal 2007, including the Company’s implementation and compliance with Section 404 of Sarbanes Oxley and the migration of a large portion of the Company’s catalog application onto the SAP ERP system.
          Mr. Michael J. Blumenfeld. Mr. Michael J. Blumenfeld served as the Company’s Chief Executive Officer until November 13, 2006, when he was succeeded by his son Mr. Adam Blumenfeld. Upon consideration of the expectation that he would be stepping down from his role as Chief Executive Officer in November 2006, the Compensation Committee determined to maintain Mr. Blumenfeld’s base salary at $375,000 for fiscal 2007. He was not awarded a fiscal 2007 cash bonus.
          Mr. Blumenfeld continued as the Company’s Chairman of the Board throughout the remainder of fiscal 2007, and subsequent to his stepping down as the Company’s Chief Executive Officer in November 2006, has served as the Company’s Director of Corporate Development. Mr. Michael Blumenfeld is expected to remain in this capacity for the foreseeable future and, beginning with fiscal 2008, will receive an annual salary of $150,000 for serving in such capacity.

Fiscal 2008 Compensation of the Continuing Named Executive Officers
          As discussed above, following a review by Mercer of the Company’s existing executive compensation program, the Compensation Committee adopted fiscal 2008 compensation packages for each of the continuing Named Executive Officers in August 2007. These packages consisted of annual base salary, bonus compensation and long-term incentive awards in the form of stock options, each as discussed below. With the exception of Mr. Babilla, fiscal 2008 pay adjustments approved by the Compensation Committee positioned the compensation of the Named Executive Officers closer to the median of the survey benchmarks used, with the anticipation that further adjustments to bring compensation levels to the market median would be made in fiscal 2009 in an effort to give the Company more time to absorb the additional costs associated therewith. The fiscal 2008 bonus program works similarly for each Named Executive Officer, except that performance measures differ by individual based on the Compensation Committee’s evaluation of what aspect of Company performance each individual has the ability to impact. For example, Messrs. Blumenfeld and Babilla are each in a position to impact the Company’s overall performance, while Mr. Martin is in a position to directly impact the performance of the Company’s Road Sales Group and Mr. Hagen is in a position to directly impact the performance of the Company’s Catalog Group. As fiscal 2008 remains underway, actual bonus payouts for each of the Named Executive Officers cannot yet be determined.
          Mr. Adam Blumenfeld. According to survey market data provided by Mercer, Mr. Blumenfeld’s fiscal 2007 compensation fell below the twenty-fifth percentile as compared to the total compensation of chief executive officers at similarly sized companies. As such, and in an effort to bring Mr. Blumenfeld’s total compensation closer to the market median, Mr. Blumenfeld’s base salary was increased to $400,000 per year. Mr. Blumenfeld is also eligible for a targeted fiscal 2008 cash bonus of 50% of his base salary, or $200,000, such bonus to be based on the Company’s achievement of an approved level of EBITDA (earnings before interest, taxes, depreciation and amortization) for fiscal 2008 of $22.3 million (representing a 34.3% increase over fiscal 2007 actual performance). Mr. Blumenfeld’s fiscal 2008 bonus may range from zero (if less than 80% of the EBITDA goal is achieved) to two times (if 120% or more of the EBITDA goal is achieved) his target bonus depending on the Company’s actual performance against the EBITDA goal. In addition, in an effort to foster long-term focus and further align the interests of Mr. Blumenfeld with those of the Company’s other stockholders, on September 7, 2007, Mr. Blumenfeld was granted 150,000 options to purchase shares of the Company’s Common Stock at an exercise price of $9.56, which was equal to the opening sales price of the Company’s Common Stock on the grant date. The options vest in equal installments over three years beginning on July 1, 2008, and expire on September 7, 2017. In addition, the options will accelerate in the event of a change in control of the Company.
          Mr. Terrence M. Babilla. According to survey market data provided by Mercer, Mr. Babilla’s fiscal 2007 compensation fell below the twenty-fifth percentile as compared to the total compensation of chief operating officers at similarly sized companies. Mr. Babilla performs multiple roles for the Company in that he serves as President, Chief Operating Officer, General Counsel and Secretary. In order to recognize these multiple roles, the Compensation Committee determined that it was appropriate for Mr. Babilla’s compensation to be positioned higher than the market median for chief operating officers. In light of this determination, Mr. Babilla’s base salary was increased to $375,000 per year. Mr. Babilla is also eligible for a targeted fiscal 2008 cash bonus of 40% of his base salary, or $150,000, such bonus to be based on the Company’s achievement of an approved level of EBITDA (earnings before interest, taxes, depreciation and amortization) for fiscal 2008 of $22.3 million (representing a 34.3% increase over fiscal 2007 actual performance). Mr. Babilla’s fiscal 2008 bonus may range from zero (if less than 80% of the EBITDA goal is achieved) to two times (if 120% or more of the EBITDA goal is achieved) his target bonus depending on the Company’s actual performance against the EBITDA goal. In addition, in an effort to foster long-term focus and further align the interests of Mr. Babilla with those of the Company’s other stockholders, on September 7, 2007, Mr. Babilla was granted 130,000 options to purchase shares of the Company’s Common Stock at an exercise price of $9.56, which was equal to the opening sales price of the Company’s Common Stock on the grant date. The options vest in equal installments over three years beginning on July 1, 2008, and expire on September 7, 2017. In addition, the options will accelerate in the event of a change in control of the Company.
          Mr. Tevis Martin. According to survey market data provided by Mercer, Mr. Martin’s fiscal 2007 compensation fell below the twenty-fifth percentile as compared to the total compensation of top divisional executives at similarly sized companies. As such, and in an effort to bring Mr. Martin’s total compensation closer to the market median, Mr. Martin’s base salary was increased to $200,000 per year. Mr. Martin is also eligible for a targeted fiscal 2008 cash bonus of 30% of his base salary, or $60,000, such bonus to be based on the achievement by the Company’s Road Sales Group of an approved level of EBIT (earnings before interest and taxes) for fiscal 2008 of $7.14 million (representing a 91.4% increase over fiscal 2007 actual performance). Mr. Martin’s fiscal 2008 bonus may range from zero (if less than 80% of the EBIT goal is achieved) to two times (if 120% or more of the EBIT goal is achieved) his target bonus depending on the Company’s Road Sales Group’s actual performance against the EBIT goal. In addition, in an effort to foster long-term focus and further align the interests of Mr. Martin with those of the Company’s other stockholders, on July 2, 2007, Mr. Martin was granted 25,000 options to purchase shares of the Company’s Common Stock at an exercise price of $9.75, which was equal to the opening sales price of the Company’s Common Stock on the grant date. The options vest in equal installments over three years beginning on July 2, 2008 and expire on July 2, 2017. In addition, the options will accelerate in the event of a change in control of the Company. The size of Mr. Martin’s option award was based on an evaluation of prior option awards made to Mr. Martin, as well as his level and scope of job responsibility and individual performance during fiscal 2007 as discussed above.
          Mr. Kurt Hagen. According to survey market data provided by Mercer, Mr. Hagen’s fiscal 2007 compensation fell slightly above the seventy-fifth percentile as compared to the total compensation of top sales and marketing divisional executives at similarly sized companies. However, as discussed immediately below, Mr. Hagen had recently received his first option award from the Company, and without including the value of such option award, Mr. Hagen’s fiscal 2007 compensation would have fallen below the twenty-fifth percentile as compared to the total compensation of top sales and marketing divisional executives at similarly sized companies. As such, and in an effort to ensure that Mr. Hagen’s total compensation going forward was closer to the market median, Mr. Hagen’s base salary was increased to $210,000 per year. Mr. Hagen is also eligible for a targeted fiscal 2008 cash bonus of 30% of his base salary, or $63,000, such bonus to be based on the achievement by the Company’s Catalog Group of an approved level of EBIT (earnings before interest and taxes) for fiscal 2008 of $25.0 million (representing a 20.4% increase over fiscal 2007 actual performance). Mr. Hagen’s fiscal 2008 bonus may range from zero (if less than 80% of the EBIT goal is achieved) to two times (if 120% or more of the EBIT goal is achieved) his target bonus depending on the Company’s Catalog Group’s actual performance against the EBIT goal. In addition, in an effort to foster long-term focus and further align the interests of Mr. Hagen with those of the Company’s other stockholders, on July 2, 2007, Mr. Hagen was granted 50,000 options to purchase shares of the Company’s Common Stock at an exercise price of $9.75, which was equal to the opening sales price of the Company’s Common Stock on the grant date. The options vest in equal installments over three years beginning on July 2, 2008 and expire on July 2, 2017. In addition, the options will accelerate in the event of a change in control of the Company. The size of Mr. Hagen’s option award was based on his level and scope of job responsibility and individual performance during fiscal 2007 as discussed above.
Fiscal 2009 Compensation of the Continuing Named Executive Officers
          As discussed above and in continuation of the Compensation Committee’s objective to align executive compensation with market median levels, the Compensation Committee recently commissioned

Mercer to review the Company’s fiscal 2008 executive compensation program in light of updated market data and the changes made in fiscal 2008 to the compensation of the Named Executive Officers. The overall findings of this study indicated that pursuant to the 2008 pay adjustments, executive pay levels were higher than market twenty-fifth percentile but continued to lag the median. Following such review, in April 2008, the Compensation Committee approved fiscal 2009 compensation packages for each of the continuing Named Executive Officers that generally bring the total compensation of such Named Executive Officers in line with the market median for comparable positions. Mr. Babilla’s total compensation is targeted above the market median for chief operating officers due to the multiple roles he plays within the organization as discussed above. Fiscal 2009 compensation packages will consist of annual base salary, bonus compensation set at target percentages of base salary and to be based on yet to be established performance criteria, and long-term incentives set at target percentages of base salary, 70% of which will be in the form of options to purchase shares of the Company’s Common Stock and 30% of which will be in the form of restricted shares of the Company’s Common Stock. The Compensation Committee believes that an emphasis on stock options provides an explicit link to stockholder value creation and that restricted stock enhances the retentive value of the long-term incentive program. The options and restricted stock will each be subject to a yet to be determined vesting schedule that will be specified in the applicable award agreement, and the exercise price of the options to be awarded will be set on a yet to be determined grant date.
          Fiscal 2009 compensation for the Named Executive Officers will be as follows:
•	Mr. Blumenfeld will receive a base salary of $450,000, a target annual bonus incentive of 65% of his base salary and target long-term incentives valued at 150% of his base salary;

•	Mr. Babilla will receive a base salary of $415,000 a target annual bonus incentive of 65% of his base salary and target long-term incentives valued at 140% of his base salary;

•	Mr. Martin will receive a base salary of $225,000, a target annual bonus incentive of 40% of his base salary and target long-term incentives valued at 50% of his base salary; and

•	Mr. Hagen will receive a base salary of $225,000, a target annual bonus incentive of 40% of his base salary and target long-term incentives valued at 50% of his base salary.
          Additionally, as partial consideration for increases in their base salaries, each of Messrs. Blumenfeld and Babilla have agreed to forego tax gross ups on any perquisites that each may receive during fiscal 2009.
Timing of Equity Awards
          With respect to the timing of long-term incentive awards, the Compensation Committee has historically made equity awards on a discretionary basis at various times throughout the Company’s fiscal year. Some prior awards, such as those made during fiscal 2008 for Messrs. Martin and Hagen, were made on the first business day of the Company’s fiscal year. Going forward, the Compensation Committee intends to make equity awards as soon as practicable following the start of each fiscal year. The exercise price of such awards has traditionally been, and will continue to be, set at the fair market price of the Company’s Common Stock on the date of grant.
Stock Ownership Guidelines
          In May 2008, the Compensation Committee adopted Stock Ownership Guidelines for the Company’s executive officers. The Stock Ownership Guidelines encourage ownership of the Company’s Common Stock at three times each of Messrs. Blumenfeld and Babilla’s annual base salaries at July 1, 2008 and at one times the annual base salaries of the Company’s other executive officers at July 1, 2008. The Company’s executive officers have five years to attain such stock ownership levels and the Stock Ownership Guidelines will expire upon the occurrence of a change in control of the Company.

Change in Control Agreements with the Named Executive Officers
          As discussed under “Potential Payments upon Termination or Change in Control,” in February 2007, upon the recommendation of the Compensation Committee, the Board adopted an amended and restated form of change in control agreement for certain key executive officers and other employees of the Company, including the Named Executive Officers. The Board adopted the change in control agreements as part of its ongoing review of the Company’s compensation programs. The form of change in control agreement includes several scenarios upon which payment would be made to an executive in the event of a change in control, including (i) if the executive’s employment is terminated by the Company without cause, by the executive for good reason, or upon the death or disability of the executive at any time during six month period prior to a change in control, (ii) if the executive has not been terminated by the Company for cause or resigned from the Company without good reason as of the six month anniversary of a change in control, or (iii) if the executive’s employment is terminated by the Company without cause, by the executive for good reason or upon the death or disability of the executive prior to the six month anniversary of a change in control, each so long as the Company is not in default of any of its payment obligations under any of its senior debt or subordinated convertible notes at the time of the change in control. The Board selected these triggers for payment because it believed that they would best address and protect against the concerns of the Company’s key executives in the event of rumored or actual fundamental corporate changes, thereby best serving the Company and its stockholders by avoiding the distraction and loss of key executives in such event. Please see “Potential Payments upon Termination or Change in Control” for a more detailed discussion of these agreements.
Deductibility Cap on Executive Compensation
          Section 162(m) of the Code generally limits to $1,000,000 the federal tax deductibility of compensation paid to the Company’s executive officers, but provides an exception to this limitation for certain performance-based compensation. The Company’s general policy is to qualify its incentive compensation programs for full corporate deductibility to the extent feasible and consistent with the Company’s overall compensation goals, and to the extent that the compensation of one or more of the Company’s executive officers is expected to exceed $1,000,000. The Company may in the future make payments that are not fully deductible if, in the Compensation Committee’s judgment, such payments are necessary to achieve the Company’s compensation objectives and to protect stockholders’ interests.
Conclusion
          The Compensation Committee believes that the caliber and motivation of all of the Company’s employees, and especially the Company’s executive leadership, are essential to the Company’s performance. The Compensation Committee’s goal is to adopt management compensation programs that contribute to the Company’s ability to differentiate its performance from others in the marketplace. The Compensation Committee believes that the compensation of the Named Executive Officers has been and continues to be consistent with the Company’s compensation philosophy and objectives, and the Compensation Committee will continue to evolve and administer the Company’s compensation programs in a manner that it believes will be in stockholders’ interests and worthy of stockholder support.

Compensation Committee Report
          The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.
          The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement with respect to the Special Meeting.
Members of the Compensation Committee:
Jeff Davidowitz, Chairman
Richard Ellman
William H. Watkins, Jr.
May 27, 2008
Compensation Committee Interlocks and Insider Participation
          Messrs. Davidowitz, Robert W. Hampton and Watkins served as members of the Compensation Committee for fiscal 2007. For such fiscal year, Messrs. Davidowitz, Hampton and Watkins were not officers or employees, or former officers or employees, of the Company or any of its subsidiaries. No interlocking relationship exists between the members of the Board or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.
Fiscal 2007 Summary Compensation
          The following table presents information concerning compensation earned by the Named Executive Officers for services rendered during fiscal 2007. The Company does not have employment agreements with the Named Executive Officers. Fiscal 2007 compensation for each of the Named Executive Officers consisted of salary, bonus and all other compensation, which includes the value of perquisites, “gross ups” and employer contributions to the Company’s 401(k) plan, as applicable. In proportion to total compensation, on average, salary accounted for approximately 84% and bonus accounted for approximately 13%.

	Fiscal			All Other
Name and Principal Positions	Year	Salary	Bonus	Compensation		Total
Adam Blumenfeld Chairman of the Board and Chief Executive Officer	2007	$375,000	$100,000	$22,294	(1)	$497,294
William R. Estill Former Chief Financial Officer(2)	2007	$245,000	$50,000	$16,720	(3)	$311,720
Terrence M. Babilla President, Chief Operating Officer, General Counsel and Secretary	2007	$350,000	$75,000	$38,239	(4)	$463,239
Tevis Martin Executive Vice President, U.S. Operations	2007	$180,775	$10,000	$1,400	(5)	$192,175
Kurt Hagen Executive Vice President, Sales & Marketing	2007	$200,000	$25,000	—		$225,000
Michael J. Blumenfeld Former Chairman of the Board and Chief Executive Officer(6)	2007	$375,000	—	—		$375,000

(1)	This includes (i) executive perquisites consisting of country club membership dues, an auto allowance and auto insurance, none of which exceeds the greater of $25,000 or 10% of the total amount of perquisites for Mr. Blumenfeld and (ii) reimbursement for taxes not exceeding $10,000.

(2)	Mr. Estill served as the Company’s Chief Financial Officer until October 1, 2007.

(3)	This includes (i) executive perquisites consisting of an auto allowance, auto insurance and auto expenses, none of which exceeds the greater of $25,000 or 10% of the total amount of perquisites for Mr. Estill, (ii) employer contributions to the Company’s 401(k) plan not exceeding $10,000, and (iii) reimbursement for taxes not exceeding $10,000.

(4)	This includes (i) executive perquisites consisting of country club membership dues, an auto allowance, auto insurance and auto expenses, none of which exceeds the greater of $25,000 or 10% of the total amount of perquisites for Mr. Babilla and (ii) reimbursement for taxes in the amount of $15,850.

(5)	This consists of employer contributions to the Company’s 401(k) plan.

(6)	Mr. Michael Blumenfeld served as the Company’s Chief Executive Officer until November 13, 2006 and as the Company’s Chairman of the Board until July 1, 2007.
Outstanding Option Awards at 2007 Fiscal Year-End
          The following table presents information concerning the outstanding options held by the Named Executive Officers at June 30, 2007. Awards made subsequent to June 30, 2007 are discussed in greater detail above under “Compensation Discussion and Analysis.”

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option Exercise
	(#)	(#)	Price	Option Expiration
Name	Exercisable	Unexercisable	($)	Date
Adam Blumenfeld	20,000	—	$6.125	08/15/2010
	25,000	—	$3.890	05/08/2011
	25,000	—	$4.900	07/25/2012
	25,000	—	$6.080	06/24/2013
	20,000	—	$9.460	05/21/2014
William R. Estill	20,000	—	$6.125	08/15/2010
	20,000	—	$6.080	06/24/2013
	10,000	—	$9.460	05/21/2014
Terrence M. Babilla	—	—	—	—
Tevis Martin	100,000	—	$14.340	12/01/2014
	25,000	—	$13.300	12/08/2014
Kurt Hagen	—	—	—	—
Michael J. Blumenfeld	10,000	—	$9.375	02/24/2009
Option Exercises during Fiscal 2007
          The following table presents information concerning the exercise of options held by the Named Executive Officers during fiscal 2007.

Option Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise
Name	(#)	($)
Adam Blumenfeld	—	—
William R. Estill	—	—
Terrence M. Babilla	(1)	$1,937,500	(1)
Tevis Martin	—	—
Kurt Hagen	—	—
Michael J. Blumenfeld	120,000	$543,750	(2)

(1)	Under the terms of the merger agreement between Old SSG and the Company, all options to purchase Old SSG common stock outstanding immediately prior to the merger vested and became exercisable. All options that were not exercised prior to the merger were converted into the right to receive a cash payment equal to the product of the number of shares of Old SSG common stock subject to such options multiplied by the excess of $8.80 per share over the exercise price of each such option. Prior to the merger, Mr. Babilla held 250,000 options to purchase shares of the common stock of Old SSG. At the time of the merger on November 13, 2006, Mr. Babilla had not yet exercised such options, which were therefore converted into the right to receive a cash payment of $1,937,500, which is the product of 250,000 and $7.75, or the difference between $8.80 and the $1.05 exercise price of his options.

(2)	Calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

Potential Payments upon Termination or Change in Control
Change in Control Agreements
          On February 12, 2007, the Board, upon the recommendation of the Compensation Committee, adopted an amended and restated form of change in control arrangement for certain key executive officers and other employees of the Company, including the Named Executive Officers, and approved the form of Amended and Restated Change in Control Agreement prior to execution by the Company and each Named Executive Officer.
          The Board adopted the Change in Control Agreement as part of its ongoing review of the Company’s compensation programs and in recognition of the importance to the Company and its stockholders of avoiding the distraction and loss of key executive officers and other important employees that may occur in connection with rumored or actual fundamental corporate changes.
          The Change in Control Agreement provides that if the Named Executive Officer’s employment with the Company is terminated by the Company without cause (e.g., conviction of a felony, acts of dishonesty or breach of confidentiality), by the Named Executive Officer for good reason (e.g., reduction in salary or responsibilities, or mandatory relocation) or upon the death or disability of the Named Executive Officer at any time during the six month period prior to a change in control, each of the Named Executive Officers other than Messrs. Martin and Hagen, will receive a lump sum payment on the next business day following the change in control in an amount equal to 2.99 times the sum of (i) the highest of (a) the Named Executive Officer’s then current annual base salary or (b) the Named Executive Officer’s highest base salary with the Company or any of its subsidiaries in effect during the one-year period before the change in control of the Company and (ii) the cash bonus, if any, paid to the Named Executive Officer by the Company or any of its subsidiaries for the most recently completed fiscal year (the “Severance Payment”); provided that no Severance Payment shall be made to any Named Executive Officer if the Company is in default of any of its payment obligations under any of its senior debt or subordinated convertible notes at the time of the change in control. Any Severance Payment to be paid to Messrs. Martin and Hagen will be subject to the same terms and conditions as the other Named Executive Officers, except their Severance Payment will be in the amount of 1.00 times the sum of the salary and bonus components described above.
          In addition, with respect to each Named Executive Officer that is employed by the Company as of the date of a change in control, the Change in Control Agreement provides that so long as (i) the Named Executive Officer has not been terminated by the Company for cause or resigned from the Company without good reason prior to the six month anniversary of the change of control and (ii) the Company is not in default of any of its payment obligations under any of its senior debt or subordinated convertible notes at the time of the change in control, the Named Executive Officer will receive the Severance Payment in the applicable amounts described above on the six month anniversary of the change in control. If, however, after the occurrence of a change in control and prior to the six month anniversary thereof, the Named Executive Officer’s employment with the Company is terminated by the Company without cause, by the Named Executive Officer for good reason or upon the death or disability of the Named Executive Officer, the Severance Payment shall be due and payable by the Company to the Named Executive Officer on the effective date of termination so long as the Company was not in default of any of its payment obligations under any of its senior debt or subordinated convertible notes at the time of the change in control.

          A “change in control” under the terms of the Change in Control Agreement means the occurrence of any of the following events at any time while the Named Executive Officer is employed by the Company:
•	the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 40% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by (i) Michael J. Blumenfeld or any other syndicate or group that includes Michael J. Blumenfeld as a member, (ii) the Company, or (iii) any subsidiary or any employee benefit plan of the Company, and during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election to the board of directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the board of directors then in office;

•	the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by (i) Michael J. Blumenfeld or any other syndicate or group that includes Michael J. Blumenfeld as a member, (ii) the Company, or (iii) any subsidiary or any employee benefit plan of the Company; or

•	any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any conveyance, sale, transfer or lease or disposal of all or substantially all of the assets of the Company to another person (other than (i) any such transaction (a) involving a merger or consolidation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company (other than any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company solely for shares of publicly traded common stock listed on the American Stock Exchange or on an established national securities exchange or automated over-the-counter trading market in the United States) and (b) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in the election of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, more than 50% of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction or (ii) any transaction which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock).
          If any amount of the Severance Payment to be received by a Named Executive Officer after the occurrence of a change of control would be a parachute payment under Section 280G of the Code and subject to any excise taxes that may be payable under Section 4999 of the Code, the amount of the payment to the Named Executive Officer will be reduced so that no excise tax is payable. Further, the Change in Control Agreement provides the agreements shall be amended, if necessary, to comply with Section 409A of the Code.

          Each Named Executive Officer has agreed not to compete with the Company for a period of one-year following the termination of the Named Executive Officer’s employment with the Company for any reason so long as the Named Executive Officer has received the Severance Payment from the Company.
          Assuming that any of the triggering events under the Change in Control Agreement took place on June 29, 2007, the last business day of the Company’s 2007 fiscal year, and absent any reduction in the amount of such Severance Payments necessary to ensure that no excise tax is payable as discussed above, the Named Executive Officers would have been entitled to receive the following lump sum Severance Payments from the Company or any successor or assign to the Company, as applicable:

Named Executive Officer	Severance Payment
Adam Blumenfeld	$1,420,250
William R. Estill	$882,050
Terrence M. Babilla	$1,270,750
Tevis Martin	$190,775
Kurt Hagen	$225,000
Michael J. Blumenfeld	$1,121,250
          The Severance Payments listed above do not give effect to the fiscal 2008 base salary increases that took effect on July 1, 2007, nor do they give effect to the fiscal 2009 base salary increases that will take effect on July 1, 2008, each as discussed under “Compensation Discussion and Analysis.”
Employment Arrangement with Michael J. Blumenfeld
          Mr. Michael J. Blumenfeld served as the Company’s Chief Executive Officer until November 13, 2006 and as the Company’s Chairman of the Board until July 1, 2007. Mr. Michael Blumenfeld is the father of the Company’s current Chairman of the Board and Chief Executive Officer, Adam Blumenfeld. Subsequent to his stepping down as the Company’s Chief Executive Officer in November 2006, Mr. Michael Blumenfeld has served as the Company’s Director of Corporate Development, and, as disclosed in “Fiscal 2007 Summary Compensation,” received $375,000 in total compensation for his services during fiscal 2007. Mr. Michael Blumenfeld is expected to continue to serve the Company as its Director of Corporate Development for the foreseeable future and, beginning with the 2008 fiscal year, will receive an annual salary of $150,000 for serving in such capacity.
Severance Payment to William R. Estill
          As discussed in “Compensation Discussion and Analysis,” in connection with William R. Estill’s retirement from the Company on September 30, 2007, he was awarded a lump sum cash severance payment of $50,000, less applicable taxes and other withholding. Such payment was to be made to Mr. Estill as soon as administratively feasible following September 30, 2007 and was conditioned on Mr. Estill otherwise completing his duties as determined by the Company and Mr. Estill. The payment was awarded upon consideration of Mr. Estill’s dedicated service to the Company since July 1999 as Chief Financial Officer.
Fiscal 2007 Director Compensation
          The following table presents information concerning compensation earned by the Company’s non-employee directors for services rendered during fiscal 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Jeff Davidowitz	$26,000	—	$26,000
Robert W. Hampton	$25,500	—	$25,500
William H. Watkins, Jr.	$28,000	—	$28,000

(1)	Represents fees earned or paid in cash for services as a director during fiscal 2007, including the annual cash retainer, committee chairmanship annual cash retainers and meeting fees incurred in connection with service on the Board or any committee of the Board.

(2)	The aggregate number of option awards outstanding for each non-employee director at June 30, 2007 was as follows: Mr. Davidowitz held 18,500 options to purchase shares of the Company’s Common Stock; Mr. Hampton held 15,000 options to purchase shares of the Company’s Common Stock; and Mr. Watkins held 18,500 options to purchase shares of the Company’s Common Stock. Messrs. Davidowitz, Hampton and Watkins were also each granted 5,000 additional options to purchase shares of the Company’s Common Stock on July 2, 2007. The options granted on July 2, 2007 were awarded at an exercise price of $9.75 per option, which was equal to the opening sales price of the Company’s Common Stock on the grant date, vest in equal installments over three years beginning on July 2, 2008, and expire on July 2, 2017. In addition, the options will accelerate in the event of a change of control of the Company.
Fiscal 2007 Standard Director Compensation Arrangements
          During fiscal 2007, each director of the Company who was not an employee of the Company or any of its subsidiaries received an annual cash retainer of $15,000 and $500 for each meeting of the full Board and any meetings of the committees on which a director served. In addition, the Chairman of the Audit Committee received an annual cash retainer of $4,000 and the Chairman of the Compensation and Nominating Committees each received an annual cash retainer of $2,000. The Company also reimbursed directors for their reasonable travel and related expenses associated with attending Board and Board committee meetings.
Fiscal 2008 Standard Director Compensation Arrangements
          Following the conclusion of the 2007 fiscal year, the Compensation Committee engaged Mercer to assist it in reviewing the Company’s director compensation program. Specifically, Mercer was asked to collect and analyze compensation data for directors at similarly sized companies and to make recommendations for changes to the Company’s director compensation if warranted. Mercer used the Watson Wyatt 2006/2007 Survey Report on Board of Directors Compensation and the 2006-2007 National Association of Corporate Directors (NACD) Director Compensation Report in its review. Following such review, a new compensation program was approved for the Company’s directors. Effective July 1, 2007, each director of the Company who is not an employee of the Company or any of its subsidiaries will receive an annual cash retainer of $20,000 and will receive $1,000 for each meeting of the full Board and $750 for each meeting of a committee on which a director serves. In addition, the Chairman of the Audit Committee will receive an annual cash retainer of $8,000 and the Chairman of the Compensation and Nominating Committees will each receive an annual cash retainer of $4,000. Directors will also receive an annual long-term incentive award with a value of approximately $20,000. The options awarded on July 2, 2007 and discussed in footnote 2 to the table above constituted the directors’ long-term incentive award for fiscal 2008. The Company will continue to reimburse directors for their reasonable travel and related expenses associated with attending Board and Board committee meetings.
Fiscal 2009 Standard Director Compensation Arrangements
          In May 2008, the Compensation Committee approved additional changes to the Company’s director compensation program for fiscal 2009. Effective July 1, 2008, each director of the Company who is not an employee of the Company or any of its subsidiaries (other than Mr. William M. Lockhart who joined the Board on April 25, 2008 and who is not expected to accept compensation in connection with his service on the Board) will receive an annual cash retainer of $40,000, and meeting fees will be eliminated. The Chairman of the Audit Committee will continue to receive an annual cash retainer of $8,000 and the Chairman of the Compensation and Nominating Committees will each continue to receive an annual cash retainer of $4,000. Directors will also continue to receive an annual long-term incentive award with a value of approximately $20,000. Assuming approval of the Amended and Restated Plan, the long-term incentive award will be delivered in the form of restricted stock. The Company will also continue to reimburse directors for their reasonable travel and related expenses incurred in connection with attending Board and committee meetings.
Security Ownership of Certain Beneficial Owners and Management
          The following table presents, as of May 20, 2008, information relating to the beneficial ownership of the Company’s Common Stock by (i) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company’s Common Stock, (ii) each current director of the Company, (iii) each Named Executive Officer, and (iv) all current directors and executive officers of the Company as a group.
          Unless otherwise indicated, beneficial owners listed here may be contacted at the Company’s corporate headquarters at 1901 Diplomat Drive, Farmers Branch, Texas 75234. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. For each listed person, the number of shares of Common Stock and percent of class listed includes shares of Common Stock that may be acquired by such person upon the exercise of stock options that are or will be exercisable, or upon the conversion of the Company’s 5.75% Convertible Senior Subordinated Notes due 2009 that are or will be convertible, within 60 days of May 20, 2008.

		Options/Notes			Total as a
		Exercisable/			Percentage of
	Number of	Convertible	Total		Shares
	Shares	Within 60	Beneficial		Outstanding
Beneficial Owner	Owned	Days	Ownership		(if 1% or more)(1)

Carlson Capital, L.P.
Asgard Investment Corp.
Clint D. Carlson
2100 McKinney Avenue
Suite 1600
Dallas, TX 75201

Double Black Diamond Offshore LDC
UBS House, 227 Elgin Avenue
P.O. Box 852
Grand Cayman, Cayman Islands	2,709,600	—	2,709,600	(2)	21.9%

CBT Holdings LLC
10877 Wilshire Boulevard
Suite 2200
Los Angeles, CA 90024

Charles Bronfman Trust
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, DE 19890	2,044,072	341,297	2,385,369	(3)	18.8%

Skystone Advisors LLC
Kerry Nelson
Two International Place
Suite 1800
Boston, MA 02110

HSO Limited Partnership
The Cayman Corporate Centre, 4th Floor
27 Hospital Road
Georgetown, Grand Cayman
Cayman Islands, British West Indies	1,175,504	273,038	1,448,542	(4)	11.5%

The KIP Presidium Fund, L.P.
Knowledge Investment Partners
Education Fund, L.P.
KIP Presidium Management LLC
Knowledge Investment Partners
Education Company LLC
Robert C. Daugherty
3201 Enterprise Parkway, Suite 460
Beachwood, OH 44122	619,044	—	619,044	(5)	5.0%

Wellington Management Company, LLP
75 State Street
Boston, MA 02109	1,378,507	—	1,378,507	(6)	11.2%

WS Capital, L.L.C.
WS Capital Management, L.P.
WSV Management, L.L.C.
WS Ventures Management, L.P.
Reid S. Walker
G. Stacy Smith
Patrick P. Walker
300 Crescent Court, Suite 1111
Dallas, TX 75201	618,342	—	618,342	(7)	5.0%

		Options/Notes			Total as a
		Exercisable/			Percentage of
	Number of	Convertible	Total		Shares
	Shares	Within 60	Beneficial		Outstanding
Beneficial Owner	Owned	Days	Ownership		(if 1% or more)(1)
Terrence M. Babilla	1,000	43,333	44,333		*
Adam Blumenfeld	245,100	165,000	410,100		3.3%
Michael J. Blumenfeld	—	10,000	10,000		*
Jeff Davidowitz	140,302	20,167	160,469	(8)	1.3%
Richard Ellman	—	—	—		—
William R. Estill	2,458	50,000	52,458		*
Kurt Hagen	—	16,667	16,667		*
William M. Lockhart(9)	—	—	—		—
Tevis Martin	2,000	133,333	135,333		1.1%
William H. Watkins, Jr.	43,503	20,167	63,670	(10)	*
Current directors and executive officers as a group (9 persons)	431,905	408,667	840,572		6.6%

*	The percentage of shares beneficially owned does not exceed 1%.

(1)	Based on the number of shares outstanding (12,362,060) at the close of business on May 20, 2008.

(2)	Based on information filed on a Schedule 13D/A with the SEC on May 1, 2008. According to the Schedule 13D/A, (a) each of Carlson Capital, L.P., Asgard Investment Corp. and Clint D. Carlson have sole voting and sole dispositive power with respect to, and are deemed to beneficially own, 2,709,600 shares of the Company’s Common Stock, and (b) Double Black Diamond Offshore LDC has sole voting and sole dispositive, and is deemed to beneficially own, 2,489,781 shares of the Company’s Common Stock.

(3)	Based on information filed on a Schedule 13D/A with the SEC on March 14, 2008. According to the Schedule 13D, each of CBT Holdings LLC and Charles Bronfman Trust have shared voting and shared dispositive power with respect to, and are deemed to beneficially own, 2,385,369 shares of the Company’s Common Stock.

(4)	Based on information filed on a Schedule 13G/A with the SEC on February 13, 2008. According to the Schedule 13G/A, (a) each of Skystone Advisors LLC and Kerry Nelson have shared voting and shared dispositive power with respect to, and are deemed to beneficially own, 1,175,504 shares of the Company’s Common Stock and 273,038 shares of the Company’s Common Stock issuable upon conversion of the Company’s 5.75% Convertible Senior Subordinated Notes due 2009 and (b) HSO Limited Partnership has shared voting and shared dispositive power with respect to, and is deemed to beneficially own, 1,032,600 shares of the Company’s Common Stock and 273,038 shares of the Company’s Common Stock issuable upon conversion of the Company’s 5.75% Convertible Senior Subordinated Notes due 2009.

(5)	Based on information filed on a Schedule 13D with the SEC on January 18, 2008. According to the Schedule 13D, (a) each of The KIP Presidium Fund, L.P. and KIP Presidium Management LLC has shared voting and shared dispositive power with respect to, and are deemed to beneficially own, 609,044 shares of the Company’s Common Stock, (b) Knowledge Investment Partners Education Fund, L.P. has shared voting and shared dispositive power with respect to, and is deemed to beneficially own, 9,000 shares of the Company’s Common Stock, (c) Knowledge Investment Partners Education Company LLC has shared voting and shared dispositive power with respect to, and is deemed to beneficially own, 618,044 shares of the Company’s Common Stock, and (d) Robert C. Daugherty has sole voting and sole dispositive power with respect to 1,000 shares of the Company’s Common Stock, shared voting and shared dispositive power with respect to 618,044 shares of the Company’s Common Stock, and is deemed to beneficially own 619,044 shares of the Company’s Common Stock.

(6)	Based on information filed on a Schedule 13G/A with the SEC on February 14, 2008. According to the Schedule 13G/A, Wellington Management Company, LLP has shared voting power with respect to 848,307 shares of the Company’s Common Stock, shared dispositive power with respect to 1,378,507 shares of the Company’s Common Stock and is deemed to beneficially own 1,378,507 shares of the Company’s Common Stock.

(7)	Based on information filed on a Schedule 13G with the SEC on January 2, 2008. According to the Schedule 13G, (a)

each of WS Capital, L.L.C. and WS Capital Management, L.P. has shared voting and shared dispositive power with respect to, and are deemed to beneficially own, 58,100 shares of the Company’s Common Stock, (b) each of WSV Management, L.L.C., WS Ventures Management, L.P. and Patrick P. Walker has shared voting and shared dispositive power with respect to, and are deemed to beneficially own 560,242 shares of the Company’s Common Stock, and (c) each of Reid S. Walker and G. Stacy Smith has shared voting and shared dispositive power with respect to, and are deemed to beneficially own 618,342 shares of the Company’s Common Stock.

(8)	Includes (a) 34,751 shares of the Company’s Common Stock held by Penn Footwear Retirement Trust of which Mr. Davidowitz is a trustee, (b) 67,551 shares of the Company’s Common Stock held by JIBS Equities LP of which Mr. Davidowitz is a general partner, (c) 9,000 shares of the Company’s Common Stock held by Penn Footwear, Inc. of which Mr. Davidowitz is President and a stockholder, (d) 4,000 shares of the Company’s Common Stock held by Oldfield Company of which Mr. Davidowitz is President and a stockholder, (e) 10,000 shares of the Company’s Common Stock held by DVD Partners LP of which Mr. Davidowitz is a general partner, and (f) 10,000 shares of the Company’s Common Stock held by 3D Partners LP of which Mr. Davidowitz is general partner.

(9)	Mr. Lockhart currently serves as a principal and portfolio manager of Carlson Capital, L.P.

(10)	Includes 30,303 shares of the Company’s Common Stock held in trust for the benefit of Mr. Watkins.
Additional Information
Proposals of Stockholders
          The Company currently intends to hold its next annual meeting in November 2008. Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the fiscal 2009 annual meeting of stockholders must submit the proposal to the Company at its principal executive offices no later than June 18, 2008, unless the fiscal 2009 annual meeting date is changed by more than 30 days from the fiscal 2008 annual meeting, in which case the deadline will be a reasonable time before the Company begins to print and mail the proxy materials. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
          Stockholders who intend to present a proposal at the fiscal 2009 annual meeting of stockholders without inclusion of such proposal in the Company’s proxy materials must, pursuant to the Company’s Bylaws, deliver a notice of such proposal by certified mail to the Secretary of the Company at its principal executive offices at 1901 Diplomat Drive, Farmers Branch, Texas 75234 not less than 120 nor more than 150 days before the first anniversary of October 16, 2007, which was the date of the proxy statement for the Company’s fiscal 2008 annual meeting of stockholders. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
          YOUR VOTE IS IMPORTANT. THE BOARD ENCOURAGES YOU TO VOTE YOUR SHARES ELECTRONICALLY ON THE INTERNET OR ON THE TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD, OR COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By:	Order of the Board of Directors,

Terrence M. Babilla President, Chief Operating Officer, General Counsel and Secretary

Farmers Branch, Texas
May 27, 2008

EXHIBIT A
SPORT SUPPLY GROUP, INC.
AMENDED AND RESTATED
2007 LONG-TERM INCENTIVE PLAN
I. PURPOSE OF THE PLAN
     The Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan (the “Plan”) is designed to: (a) promote the long-term financial interests and growth of Sport Supply Group, Inc. (the “Company”), and its Affiliates by attracting and retaining Directors, Employees and Consultants with the training, experience and ability to enable them to make a substantial contribution to the success of the Company and its Affiliates; (b) motivate Directors, Employees and Consultants by means of growth-oriented incentives to enhance the profitable growth of the Company and its Affiliates; and (c) further the alignment of interests of Participants with those of the stockholders of the Company through opportunities for increased ownership in the Company.
II. DEFINITIONS
     The following definitions shall be applicable throughout the Plan unless specifically modified elsewhere in the Plan:
     A. “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, control (including, with correlative meanings, the terms controlled by and under common control with), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (1) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (2) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
     B. “Annual Incentive Award” means a conditional right granted to a Participant under Section IX(C) hereof to receive a cash payment, Common Stock or other Award after the end of a specified fiscal year.
     C. “Award” means any Option, Restricted Stock Award, Performance Award, or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.
     D. “Board” means the Board of Directors of the Company.
     E. “Cash Merger” shall have the meaning assigned to such term in Section X(D) of the Plan.
     F. “Change of Control” shall mean the occurrence of any of the following events:

          1. The acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 40% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by either (i) the Company or (ii) any subsidiary or any employee benefit plan of the Company, and during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election to the Board, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board then in office; or
          2. The acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by either (i) the Company or (ii) any subsidiary or any employee benefit plan of the Company; or
          3. Any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any conveyance, sale, transfer or lease or disposal of all or substantially all of the assets of the Company to another person (other than (i) any such transaction (A) involving a merger or consolidation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company (other than any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company solely for shares of publicly traded common stock listed on the NASDAQ Stock Market or on an established national securities exchange or automated over-the-counter trading market in the United States) and (B) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in the election of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, more than 50% of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction or (ii) any transaction which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of common stock into solely shares of common stock).
For purposes of this Section II(F), whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “person” includes any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.
     G. “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

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     H. “Committee” means the Compensation Committee of the Board, each member of which shall be a “non-employee director” within the meaning of Rule16b-3 under the Exchange Act. Each grant of an Award to a Covered Employee will be made by a Committee which is comprised solely of two or more “outside directors” within the meaning of Code section 162(m), unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code.
     I. “Covered Employee” has the meaning specified in Section IX(E) of this Plan.
     J. “Common Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section X below.
     K. “Company” means Sport Supply Group, Inc., a Delaware corporation, and any successor thereto that adopts the Plan.
     L. “Consultant” means any person who is not an Employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.
     M. “Director” means an individual who is a member of the Board.
     N. “Employee” means any person in an employment relationship with the Company or any Affiliate.
     O. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     P. “Fair Market Value” means the opening sale price or closing sale price, as determined by the Committee in its discretion, (or average of the quoted closing bid or asked prices if there is no sale price reported) of the Common Stock on the date specified as reported by NASDAQ or by the principal national stock exchange on which the Common Stock is then listed. If no prices are reported on that date, the fair market value shall be the opening sale price or closing sale price, as determined by the Committee in its discretion, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices, as determined by the Committee in its discretion, of Common Stock on the most recent date on which the Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.
     Q. “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.
     R. “Nonqualified Stock Option” means an Option that does not satisfy all of the applicable requirements of section 422 of the Code or by its terms is not intended to be treated as an Incentive Stock Option.

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     S. “Option” means an Award granted under Section VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Nonqualified Stock Options to purchase Common Stock.
     T. “Participant” means an Employee, Consultant, or Director who has been granted an Award.
     U. “Performance Award” means a right, granted to a Participant under Section IX hereof, to receive Awards based upon performance criteria specified by the Committee.
     V. “Plan” means the Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan, as amended from time to time. The Plan was formerly the Sport Supply Group, Inc. 2007 Stock Option Plan.
     W. “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act and an “outside director” within the meaning of Treasury Regulation § 1.162-27 under section 162(m) of the Code.
     X. “Restricted Stock Award” means Common Stock granted to a Participant under Section VIII hereof, that is subject to certain restrictions and to a risk of forfeiture.
     Y. “Stock Merger” shall have the meaning assigned to such term in Section X(D) of the Plan.
III. EFFECTIVE DATE AND DURATION OF THE PLAN
     The Plan shall become effective upon the date of its adoption by the Board; provided, however, the Plan is approved by the stockholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan or in any agreement evidencing an Award hereunder, no Option shall be exercisable prior to such stockholder approval. No further Incentive Stock Options may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until the date on which all Options granted under the Plan have been exercised or expired, and all restrictions on Restricted Stock Awards granted under the Plan have lapsed or such Awards have been forfeited.
IV. ADMINISTRATION
     A. Composition of Committee. The Plan shall be administered by the Committee appointed by the Board. In the absence of the Board’s appointment of the Committee to administer the Plan, the Board shall serve as the Committee.
     B. Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees, Directors and Consultants shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award or other type of Award shall be granted, and the number of shares to be subject to each Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective

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Employees, Directors and Consultants, their present and potential contribution to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.
     C. Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. Subject to Rule 16b-3 under the Exchange Act and Code section 162(m), the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section IV shall be conclusive.
     D. Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, stockholders, Participants, beneficiaries, and transferees under Section XII(E) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) under the Exchange Act for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify.
V. SHARES SUBJECT TO THE PLAN; GRANT OF AWARDS
     A. Shares Subject to the Plan. Subject to adjustment in the same manner as provided in Section X with respect to shares of Common Stock subject to Awards then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan, since inception of the Sport Supply Group, Inc. 2007 Stock Option Plan, shall not exceed 2,000,000 shares.

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Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. If an Award under this Plan expires or is canceled, forfeited, settled in cash or otherwise terminated without an issuance of shares to the Participant, shares of Common Stock subject to such Award, including (1) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes related to an Award, and (2) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes related to an Award, shall again be available for the grant of an Award under the Plan, except to the extent otherwise limited by applicable law or regulation.
     B. Grant of Awards. The Committee may from time to time grant an Award to one or more Employees, Directors or Consultants determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.
     C. Stock Offered. Subject to the limitations set forth in Section V(A), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.
VI. ELIGIBILITY
     Awards may be granted only to persons who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, a Nonqualified Stock Option, a Restricted Stock Award, a Performance Award, an Annual Incentive Award, or any combination thereof. In each calendar year, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Common Stock) relating to more than 200,000 shares of Common Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section X, and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Common Stock, having a value determined on the date of grant in excess of $1,000,000.
VII. STOCK OPTIONS
     A. Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided, however, that each such Option by its terms shall not be exercisable after the expiration of ten years from the date of grant.
     B. Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee; provided, that except in the case of an Award issued in connection with the start of employment or service with the Company or its subsidiaries, or under such other circumstances as are deemed appropriate by the Committee, an Option shall not be exercisable prior to the first anniversary of the date of the

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Award. If the Committee provides, in its sole discretion, that any Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.
     C. Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will constitute Nonqualified Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable until after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.
     D. Option Agreement. Each Award of an Option shall be evidenced by an Option agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Option agreement shall specify the effect of termination of (1) employment, (2) membership on the Board, or (3) the consulting or advisory relationship, as applicable, on the exercisability of the Option. An Option agreement may provide for the payment of the Option price, in whole or in part, by either check, the withholding of Common Stock otherwise deliverable upon exercise of the Option or the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such Option price. The terms and conditions of the respective Option agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable); provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Option that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award not to so qualify.
     E. Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to

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adjustment as provided in Section X, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date of the Award. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed in Section VII(D) above or in any other manner approved by the Committee.
     F. Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and which have been evidenced in a manner deemed appropriate by the Committee, in its discretion, including but not limited to in the form of a certificate of stock registered in the Participant’s name or by book entry, electronic or otherwise.
     G. No Repricing. Other than in connection with a change in the Company’s capitalization (as defined in Section X), the exercise price of an Option may not be reduced without approval of the Company’s stockholders (including canceling previously awarded Options and regranting them with a lower exercise price).
VIII. RESTRICTED STOCK AWARDS
     A. Grant and Restrictions. The Committee is authorized to grant Restricted Stock Awards to Participants. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter; provided, however, that the Committee shall not have any discretion after the applicable date of grant to accelerate, waive, or modify any term or condition of a Restricted Stock Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award not to so qualify. During the restricted period applicable to the Restricted Stock Award, the shares subject to the Restricted Stock Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
     B. Certificates for Stock. Restricted Stock Awards granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares subject to the Restricted Stock Award are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Award, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock Award.
     C. Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a share subject to the Restricted Stock Award be automatically reinvested in additional Restricted Stock Awards or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Common Stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to

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restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Common Stock or other property (other than cash) has been distributed.
IX. PERFORMANCE AND ANNUAL INCENTIVE AWARDS
     A. Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any such performance conditions.
     B. Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an individual who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section IX(B).
          1. Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section IX(B). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
          2. Business and Individual Performance Criteria
          (a) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in earnings; (3) revenues; (4) increase in revenues; (5) increase in cash flow; (6) increase in cash flow return; (7) return on net assets; (8) return on assets; (9) return on investment; (10) return on capital; (11) return on equity; (12) economic value added; (13) operating margin; (14) contribution margin; (15) net income before taxes; (16) net income after taxes; (17) pretax earnings; (18) pretax earnings before interest, depreciation and amortization; (19) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (20) total stockholder return; (21) debt reduction; (22) market share; (23) change in the Fair Market Value of the Common Stock;

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(24) selling, general, and administrative expenses (SG&A) as a percentage of net income or revenues; and (25) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section IX(C) hereof.
          (b) Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.
          3. Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.
          4. Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section IX(B)(2) hereof during the given performance period, as specified by the Committee in accordance with Section IX(B)(3) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.
          5. Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (a) the Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (b) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Common Stock, other Awards or other property, in the discretion of the Committee. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
     C. Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an individual who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section XI(C).

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          1. Potential Annual Incentive Awards. Not later than the end of the 90th day of each applicable fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee shall determine the individuals who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section IX(C)(2) hereof or as individual Annual Incentive Awards. The amount potentially payable, with respect to Annual Incentive Awards, shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section IX(B)(2) hereof in the given performance year, as specified by the Committee.
          2. Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section IX(B)(2) hereof during the given performance period, as specified by the Committee in accordance with Section IX(C)(3) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.
          3. Payout of Annual Incentive Awards. After the end of each applicable fiscal year, the Committee shall determine the amount, if any, of (a) the Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (b) the amount of the potential Annual Incentive Award otherwise payable to each Participant. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.
     D. Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to Performance Awards under Section IX(B), the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards, the achievement of performance goals relating to Annual Incentive Awards under Section IX(C) shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.
     E. Status of Performance and Annual Incentive Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections IX(B) and IX(C) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms used in this Section IX, including the definitions of Covered Employee and other terms

11

used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provisions of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code do not comply or are inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision or agreement shall be construed or deemed amended to the extent necessary to conform to such requirements.
X. RECAPITALIZATION OR REORGANIZATION
     A. No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issuance of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
     B. Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the settlement or expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter relate (1) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share, if applicable, shall be proportionately reduced, and (2) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share, if applicable, shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.
     C. Recapitalizations. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock subject to an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.
     D. Change of Control.

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          1. In the event of a Change of Control each outstanding Award shall become fully vested and, if applicable, exercisable as to all Awards, including Awards that would not otherwise be vested and/or exercisable.
          2. In the event a Change of Control is triggered by a merger or consolidation of the Company with or into another corporation pursuant to which shares of Common Stock are converted into the right to receive cash (a “Cash Merger”), then in such event each Option not otherwise exercised prior to the effective time of the Cash Merger shall be exchangeable after the effective time of the Cash Merger only for the excess, if any, of the per share consideration paid in the Cash Merger over the per share exercise price of each Option specified in the applicable Option agreement (subject to all applicable withholding), and for all other purposes each Option agreement shall be cancelled and shall no longer be exercisable for shares of any entity upon the effective time of the Cash Merger. In the event a Change of Control is triggered by a merger or consolidation of the Company with or into another corporation pursuant to which shares of Common Stock are converted into the right to receive any securities and/or property (a “Stock Merger”), then in such event each Option not otherwise exercised prior to the effective time of the Stock Merger shall be exercisable after the effective time of the Stock Merger only for such securities and/or property into which shares of Common Stock would have been converted if such Option had been exercised immediately prior to the effective time of the Stock Merger.
     E. Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, split-up, split-off, spin-off, liquidation, exchange or other relevant change in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Section X, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Section X, the aggregate number of shares available under the Plan shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.
     F. No Adjustments unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
XI. AMENDMENT AND TERMINATION OF THE PLAN
     The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in

13

the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, amend the Plan to (A) increase the maximum aggregate number of shares that may be issued under the Plan, (B) change the class of individuals eligible to receive Awards under the Plan, (C) extend the term of the Plan, or (D) reduce the price at which Options may be granted below the Fair Market Value.
XII. MISCELLANEOUS
     A. No Right to An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Employee, Director or Consultant any right to be granted an Award or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.
     B. No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (1) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (2) interfere in any way with the right of the Company or any Affiliate to terminate an Employee’s or a Consultant’s employment, consulting or advisory relationship, as applicable, at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.
     C. Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.
     D. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
     E. Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Section VII(C)) shall not be transferable otherwise than (1) by will or the laws of descent and distribution, (2) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income

14

Security Act of 1974, as amended, or the rules thereunder, or (3) with the consent of the Committee.
     F. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sport Supply Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SPRTS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPORT SUPPLY GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.

Vote on Proposal
				For	Against	Abstain

1.	Approval of the Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan			☐	☐	☐

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Proxy
SPORT SUPPLY GROUP, INC.

SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints Adam Blumenfeld and Terrence M. Babilla, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to appear at the special meeting of stockholders of Sport Supply Group, Inc. to be held on the 10th day of July 2008 (pursuant to the Notice of Special Meeting dated May 27, 2008 and accompanying proxy statement), and at any postponement or adjournment thereof, and to vote all of the shares of Sport Supply Group, Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned Stockholder.
If no direction is made, this Proxy will be voted for proposal 1.